Exhibit 10.28

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 2 TO CREDIT AGREEMENT AND GUARANTY, dated as of March 22, 2019 (this “Amendment”), is made by and among VAPOTHERM, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that are signatories hereto, the Lenders signatories hereto and PERCEPTIVE CREDIT HOLDINGS II, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, certain Subsidiary Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement and Guaranty, dated as of April 6, 2018 (as amended by the Amendment No.1 to Credit Agreement and Guaranty dated September 27, 2018 and as subsequently amended or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 6.03 of the Credit Agreement, the Lenders have agreed to make a Second Delayed Draw Loan to the Borrower on the date hereof  in a principal amount equal to $10,500,000 (the “Second Delayed Draw Loan”);

WHEREAS, the Borrower has requested, among other things, that the amount of Indebtedness permitted under Section 9.01(m) of the Credit Agreement be increased to $500,000;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

SECTION 1.1. Amendment to Section 9.01(m). Effective on the Second Amendment Effective Date (as defined below), Section 9.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(m)Indebtedness in connection with the Borrower’s credit card program incurred in the ordinary course of business and in an aggregate amount not to exceed $500,000 at any time outstanding;”

ARTICLE II

CONDITIONS PRECEDENT

This Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lenders and the Administrative Agent (the date when all such conditions are so satisfied being the “Second Amendment Effective Date”):

SECTION 2.1. Second Delayed Draw Loan. The Borrowing of the Second Delayed  Draw Loan shall have occurred.

SECTION 2.2. Amended, Restated and Consolidated Warrant. The Lenders and the Administrative Agent shall have received an executed copy of the Amended, Restated and Consolidated Warrant, substantially in the form attached hereto as Exhibit A.

SECTION 2.3. Counterparts. The Lenders and the Administrative Agent shall have received counterparts of this Amendment executed on behalf of the Borrower.

SECTION 2.4. Effective Date Certificate. The Lenders and the Administrative Agent shall have received a certificate, dated as of the date hereof and duly executed and delivered by a Responsible Officer of the Borrower certifying as to the matters set forth in Articles III and IV hereof, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 2.5. Costs and Expenses, etc.  The Lenders and the Administrative Agent  shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Credit Agreement (including without limitation the reasonable and documented fees and expenses of Morrison & Foerster LLP, counsel to the Lenders and the Administrative Agent), if then invoiced, together with any other fees separately agreed to by the Borrower and the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below.

SECTION 3.1. Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Amendment, the following statements shall be true and correct:

(a)the representations and warranties set forth in each Loan Document (as defined in the Credit Agreement) shall, in each case, be true and correct in all material respects with the same effect as if then made (or in the case of any representation and warranty subject to a materiality qualifier, true and correct in all respects), unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(b)the Borrower has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;

(c)the transactions contemplated by this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower;

(d)none of the transactions contemplated by this Amendment (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (ii) will violate (1) any applicable Law, the violation of which could reasonably be expected to result in a Material Adverse Effect, (2) any Organic Document of any Obligor or any of its Subsidiaries or (3) any order of any Governmental Authority the violation of which could reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Contract binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected (x) to result in a Material Adverse Effect or (y) solely in respect of any Material Agreement, to give rise to any rights thereunder to require any payments to be made by any such Person, any Obligor or any of their respective Subsidiaries and (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries; and

(e)no Default or Event of Default shall have then occurred and be continuing.

ARTICLE IV

CONFIRMATION

SECTION 4.1. Guarantees, Security Interest, Continued Effectiveness. The Borrower hereby consents to the modifications made to the Loan Documents pursuant to this Amendment and hereby agrees that, after giving effect to this Amendment, each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the effectiveness of this Amendment, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Amendment.

SECTION 4.2. Validity, etc.  The Borrower hereby represents and warrants, as of the  date hereof, that immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE V

MISCELLANEOUS

SECTION 5.1. No Waiver. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of any other existing or future Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lenders and the Administrative Agent reserve all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 5.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.3. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

SECTION 5.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 5.5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6. Governing Law. THIS AMENDMENT SHALL  BE  GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

SECTION 5.7. Full Force and Effect; Limited Amendment. Except as expressly  amended hereby, the Borrower agrees that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and other waivers and modifications set forth in this Amendment shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Credit Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:
VAPOTHERM, INC.
By	/s/ John Landry
	Name:	John Landry
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:
PERCEPTIVE CREDIT HOLDINGS II, LP
By Perceptive Credit Opportunities GP, LLC, its General Partner

By	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
Title:

By	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

LENDER:
PERCEPTIVE CREDIT HOLDINGS II, LP
By: Perceptive Credit Opportunities GP, LLC, its General Partner

By	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
Title:

By	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

EXHIBIT A

Amended, Restated and Consolidated Warrant

See Attached

Execution Version

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

AMENDED, RESTATED AND CONSOLIDATED

WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF VAPOTHERM, INC.

WHEREAS, this Warrant (defined below) is dated and issued as of March 22, 2019;

WHEREAS, reference is made to that certain Credit Agreement and Guaranty, dated as of April 6, 2018 (as subsequently amended or otherwise modified, the “Credit Agreement”), among Vapotherm, Inc., a Delaware corporation (the “Company”), various guarantors and lenders party thereto from time to time, and Perceptive Credit Holdings II, LP acting as the administrative agent for the lenders party to the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement and the making of various Loans thereunder, the Company issued the following warrants to Perceptive Credit Holdings II, LP (in such capacity, and together with its successors, transferees and assigns, the “Holder”):

(a)A Warrant issued on April 6, 2018 (the “First Warrant”) exercisable for 527,705 shares of the Company’s Series D Preferred Stock at an exercise price of $1.137 per share;

(b)A Warrant issued on July 19, 2018 (the “Second Warrant”) exercisable for 263,853 shares of the Company’s Series D Preferred Stock at an exercise price of $1.137 per share; and

(c)A Warrant issued on September 27, 2018 (the “Third Warrant” and, together with the First Warrant and the Second Warrant, the “Original Warrants”) exercisable for 52,771 shares of the Company’s Series D Preferred Stock at an exercise price of $1.137 per share;

WHEREAS, on November 9, 2018, the Company consummated an initial public offering (the “IPO”) of its common stock, $0.001 par value (the “Common Stock”);

WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement, the Company has requested that the lenders under the Credit Agreement make a Second Delayed Draw Loan (as defined in the Credit Agreement) in the aggregate amount of $10,500,000 on the date hereof and has agreed to issue a Second Delayed Draw Warrant (as defined in the Credit Agreement, the “Fourth Warrant”) to the Holder in relation thereto; and

WHEREAS, in connection with the IPO and the issuance of the Fourth Warrant, the Company and the Holder wish to amend and restate the Original Warrants and consolidate the Original Warrants and the Fourth Warrant.

NOW, THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment, Restatement and Consolidation. Each of the Original Warrants is hereby amended and restated in its entirety as set forth herein, and the Original Warrants are hereby collectively combined and consolidated to read in their entirety as this singular warrant (as so amended, restated, combined and consolidated, this “Warrant”).

2.Issuance. This Warrant is issued to the Holder as of March 22, 2019.

3.Certain Defined Terms. As used herein, the following terms shall have the following respective meanings:

(a)“Arbiter” is defined in Section 5.5.

(b)“Common Stock” is defined in the recitals above.

(c)“Company” is defined in the recitals above.

(d)“Credit Agreement” is defined in the recitals above.

(e)“Exercise Price” is defined in Section 4.1.

(f)“Fair Market Value” is defined in Section 5.2.

(g)“First Warrant” is defined in the recitals above.

(h)“Fourth Warrant” is defined in the recitals above.

(i)“Holder” is defined in the recitals above.

(j)“IPO” is defined in the recitals above.

(k)“Original Warrants” is defined in the recitals above.

(l)“Registration Rights Agreement” means that certain Tenth Amended and Restated Registration Rights Agreement, dated as of September 27, 2018, by and among the Company and various of its shareholders, as in effect on the date hereof.

(m)“SEC” is defined in Section 8.2.

(n)“Second Warrant” is defined in the recitals above.

(o)“Termination Date” means March [__], 2029.

(p)“Third Warrant” is defined in the recitals above.

(q)“Warrant Register” is defined in Section 9.1.

(r)“Warrant Shares” means the shares of the Company’s Common Stock for which this Warrant is exercised or exercisable, as applicable.

4.Exercise Price; Number of shares.

4.1Subject to the terms and conditions hereinafter set forth, on or after the date hereof, the Holder is entitled to purchase from the Company, at a price per share of $15.92 (the “Exercise Price”), 80,097 shares of the Company’s Common Stock, in each case subject to adjustment as set forth herein.

4.2Until such time as this Warrant is exercised in full or expires the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

5.Exercise of Warrant.

5.1The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time prior to the Termination Date, by the surrender of this Warrant and delivery to the Company of a Notice of Exercise in substantially the form annexed as Exhibit A, duly completed and executed on behalf of the Holder, and upon payment of the Exercise Price for the Warrant Shares to be purchased either (a) in cash, by check or by wire transfer, or (b) by cancellation by the Holder of indebtedness of the Company owed to the Holder, or (c) by a combination of the methods described in clauses (a) and (b) above, or (d) pursuant to the cashless exercise method described in Section 5.2 below.

5.2Cashless Exercise Election. The Holder may elect to receive Warrant Shares equal to the value of this Warrant by surrender of this Warrant to the Company, in which event the Company shall issue to the Holder that number of Warrant Shares determined by use of the following formula:

X = Y(A-B)

A

where: X =	the number of Warrant Shares to be issued;

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

A =	the Fair Market Value of one Warrant Share for which this Warrant is being exercised (as applicable); and

B =	the Exercise Price.

As of any date of determination, if the Warrant Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, then notwithstanding anything else contained in the Warrant, the “Fair Market Value” of one Warrant Share shall be the closing price of one Warrant Share on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the date on which such determination is being made (or, if there is no such reported closing price, the “Fair Market Value” shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of any Warrant Shares of is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Warrant Shares are not listed on such an exchange, quoted on such system or traded on such a market on the date of exercise, the “Fair Market Value” of the Warrant Shares shall be determined in good faith by mutual agreement of the Holder and the Company, subject to Section 5.5 below.

5.3Issuance Date; Partial Exercise; Conditional Exercise.

(a)Any term or provision hereof to the contrary notwithstanding, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within three (3) days thereafter, the Company shall deliver to the Holder a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company shall execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

(b)Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, sale of stock, or otherwise) or any other transaction involving the Company of the type described in Section 12.1, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction, and if such transaction does not occur on the scheduled date therefor the Holder  may, in its sole discretion, elect to rescind its election to exercise this Warrant.

5.4Company Covenant. The Company covenants that all securities which may be issued upon exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free of all Taxes, liens and charges caused or created by the Company with respect to the issuance thereof and sufficient shares of Common Stock of the Company shall be reserved for issuance upon conversion of the Warrant Shares.

5.5Dispute Resolution. In the case of any dispute as to the determination of any valuation of Warrant Stock, the calculation of the Exercise Price, the determination of Fair Market Value or any other computation or valuation required to be made hereunder or in connection herewith, in the event the Holder, on the one hand, and the Company, on the other hand, are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed matter(s) for resolution by a reputable investment bank or another firm as may be mutually agreed upon by the Holder and the Company (the “Arbiter”). The Arbiter’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of such firm.

5.6Expiration. Subject to the proviso below, this Warrant shall automatically expire and be of no further force and effect without any action by the Holder immediately prior to 5:00 p.m. New York City time on the Termination Date; provided that if the Fair Market Value of one share of Warrant Stock is greater than the Exercise Price (on any automatic expiration or termination hereunder) then this Warrant will be deemed exercised as of such date (and prior to the event giving rise to such expiration) or, if such day is not a Business Day, on the immediately preceding Business Day, as the case may be, pursuant to Section 5.2 above.

5.7Limitations on Exercise. The Company shall not effect the exercise of this Warrant, and no holder of this Warrant (including the initial Holder) shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such  exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding.

6.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

7.Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall issue a new Warrant of like tenor and amount.

8.Certain Rights, etc.

8.1Rights of Holder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the securities purchasable upon the exercise hereof shall have been issued, as provided herein.

8.2Rule 144 Compliance. At all times following a Public Offering by the Company, for the purpose of making available to the Holder the benefits of Rule 144 and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company shall (a) use reasonable commercial efforts to make and keep adequate public information available, as required by clause (c) of Rule 144; (b) use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish, or otherwise make available to the Holder so long as the Holder owns shares of Warrant Stock, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as the Holder may reasonably request in connection with the sale of common stock of the Company without registration.

9.Transfer of Warrant.

9.1Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder may change its address as shown on the Warrant Register by providing notice to the Company requesting such change. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

9.2Transferability and Nonnegotiability of Warrant. Subject to the provisions of this Section 9.2 and upon providing the Company with written notice, the Holder of this Warrant may transfer all or part of this Warrant or the Warrant Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Warrant Shares, if any) to any assignee or transferee; provided that, in connection with any such transfer, the Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and the Holder if applicable). Promptly, but in any event upon five (5) Business Days following receipt by the Company of such notice, the Company shall modify and adjust the Warrant Register, as necessary and appropriate, to reflect such transfer or assignment. The Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of Warrant Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

10.Notices.

10.1Notices of Adjustment. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall ensure that the Holder is provided notice in the form of a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

10.2Notices of Record Date. In case:

(a)The Company shall take a record of the holders of the equity securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)The Company shall propose at any time to merge with or into any other entity, to sell, lease or convey all or substantially all its property or business, to liquidate, dissolve or wind up, or to file a registration statement relating to an initial public offering, then, and in each such case, the Company shall provide to the Holder at least fifteen (15) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event or the date on which the Company expects to file a registration statement.

10.3Manner of Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Warrant shall be in writing, shall reference this Warrant and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, at Vapotherm, Inc., 22 Industrial Drive, Suite 1, Exeter, NH 03833, Attention: President; and (b) if to the Holder, at the address set forth on the Warrant Register; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Each notice or other communication that is mailed, delivered or transmitted  in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.Amendments. This Warrant may not be amended or otherwise modified, and the observance of any term hereof may not be waived, without the written consent of the parties hereto. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.Adjustments. The number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the capital stock of the Company outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (b) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other Person, and if, as a part of such reorganization, merger, consolidation, sale or transfer, provisions are made so that the holders of securities are thereafter entitled to receive cash or shares of stock or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer, the Company shall then ensure that the Holder also shall be entitled to cash or shares of stock or other securities or property of the successor entity resulting from such reorganization, consolidation, merger, sale or transfer as if this Warrant had been exercised in full immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The Company represents and covenants that the foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other entity which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or freely marketable securities, then the value of such consideration shall be determined in good faith by mutual agreement of the Holder and the Company, subject to Section 5.5. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

12.2Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, intends to change any of the Warrant Shares as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Company represents and covenants that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Share Amount shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

12.3Split, Subdivision or Combination of Shares. If while this Warrant, or any portion thereof, remains outstanding and unexpired the Company shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Company represents and covenants that the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased or decreased, as the case may be.

12.4Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Warrant Shares, or any security into which Warrant Shares are convertible, shall have received, or, on or after the record date fixed for the determination of eligible security holders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company which the Holder of this Warrant would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date thereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

12.5Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder the certificate described in Section 10.1 above. The Company shall, upon the written request, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments and the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

12.6No Impairment. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the foregoing, if any event of the type contemplated by the provisions of this Section 12 but not expressly provided for by such provisions occurs (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall make an appropriate adjustment in the amount of Warrant Stock issuable upon exercise of this Warrant and/or the Exercise Price so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 12.

13.Certain Agreements; Registration Rights, etc.

(a)

After exercise of this Warrant in whole or in part, the Holder shall, if the Company so requests in writing, become a party to, by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, the Registration Rights Agreement, as an investor stockholder party thereto, solely to the extent each such agreement is then by its terms in force and effect and has not been amended or otherwise modified in a manner adverse to the interests of the Holder as provided in such agreements as of the date hereof (except to the extent the Holder has given its prior written consent to such any such amendment or modification).

(b)

All common stock issuable upon conversion of Warrant Shares shall have the same "piggyback" registration rights as are set forth in the Registration Rights Agreement, and by accepting this Warrant, the Holder agrees to be subject to corresponding obligations and restrictions of the holders of "piggyback" registration rights, including the market standoff obligations (of up to 180 days) contained in the Registration Rights Agreement, in each case whether or not the Holder becomes a party to such agreement pursuant to clause (a) above.

14.Severability. If any provision of this Warrant shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Warrant shall not be affected thereby.

15.Legends. This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

16.Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. Any claim, cause of action, suit or demand allegedly arising out of or related to this Warrant, or the relationship of the parties, shall be brought exclusively in the state courts of New York located in the Borough of Manhattan or the federal courts of the United States located in the Southern District of New York, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

17.Counterparts; Facsimile. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed.

Dated:	March 22, 2019	VAPOTHERM, INC.

By:	/s/John Landry

Name:	John Landry
Title:	Chief Financial Officer

HOLDER

PERCEPTIVE CREDIT HOLDINGS II, LP

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed.

Dated:	March 22, 2019	VAPOTHERM, INC.

By:
Name:
Title:

HOLDER

PERCEPTIVE CREDIT HOLDINGS II, LP

By:	/s/Sandeep Dixit
Name:	Sandeep Dixit
Title:

By:	/s/Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

EXHIBIT A

NOTICE OF EXERCISE

To: Vapotherm, Inc. (the “Company”)

(1)Reference is made to the Warrant issued by the Company to the undersigned on March , 2019, a copy of which is attached hereto.

(2)The undersigned hereby elects to purchase [ ] shares of Common Stock of the Company, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(3)[The undersigned hereby elects to pay the Exercise Price in cash/cancellation of indebtedness pursuant to Section 5.1 of the Warrant.] OR [The undersigned hereby elects to receive shares equal to the value of the Warrant as calculated by the formula set forth in Section 5.2 of the Warrant.]

(4)In exercising the Warrant, the undersigned hereby confirms and acknowledges that the securities are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell, or otherwise dispose of any such securities except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and at the time of such exercise the undersigned shall make all such representations and enter into such other agreements as Vapotherm, Inc. shall deem reasonably necessary to be in compliance with federal and applicable state securities laws.

(5)Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

Name

(6)Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date	Name

Signature